Oppenheimer Global Emerging Growth Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution   Amount From    Amount From
Reinvestment   Investment     Long or Short-Term  Reinvestment
(Ex)Date       Income         Capital Gains       Price

12/23/88       0.1000         0.0300              10.050
12/20/91       0.0100         0.0000              28.350
12/17/92       0.0000         0.2020              23.330
12/23/93       0.0000         0.1690              22.420
  No Dividends Declared in 1994.


1. Average Annual Total Returns for the Periods Ended 09/30/95:

   The formula for calculating average annual total return is as follows:

         1                      ERV n
   --------------- = n         (---) - 1 = average annual total
return
   number of years               P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment
                 made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Examples, assuming a maximum sales charge of 5.75%:

  One Year                          Five Year

  $  878.21 1                  $1,462.79 .2
 (---------)  - 1  = <12.18%>      (---------)  - 1 = 7.90%
   $1,000                       $1,000

  Inception

  $1,749.92 .1290
 (---------)  - 1 =    7.49%
   $1,000

Examples at NAV:

  One Year                         Five Year

  $  931.79 1                    $1,552.04 .2
 (---------)  - 1 =   <6.82%>      (---------)  - 1 = 9.19%
   $1,000                       $1,000

  Inception

  $1,856.68 .1290
 (---------)  - 1 =    8.31%
   $1,000


2.  Cumulative Total Returns for the Periods Ended 09/30/95:

    The formula for calculating cumulative total return is as follows:

      ERV - P
      ------- = Cumulative Total Return
         P


Examples, assuming a maximum sales charge of 5.75%:

    One Year                       Five Year

    $  878.21 - $1,000                  $1,462.79 - $1,000
    ------------------  = <12.18%>      ------------------  =
46.28%
       $1,000                           $1,000

    Inception

    $1,749.92 - $1,000
    ------------------  =  74.99%
          $1,000


Examples at NAV:


    One Year                       Five Year

    $  931.79 - $1,000                  $1,552.04 - $1,000
    ------------------  =  <6.82%>      ------------------  =
55.20%
         $1,000                                $1,000


    Inception

    $1,856.68 - $1,000
    ------------------  =  85.67%
           $1,000